UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2026

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Credit Agreement and Guaranty
On May 12, 2026 (the “Effective Date”), Aquestive Therapeutics, Inc. (the “Company”) entered into a five-year term loan facility of up to $150.0 million (the “Term Loan”), consisting of a term loan in an aggregate principal amount of $55.0 million that was funded on the Effective Date (the “Tranche A Term Loan”), a term loan in an aggregate principal amount of $20.0 million available subject to certain terms and conditions (the “Tranche B Term Loan”), a term loan in an aggregate principal amount of $25.0 million available subject to certain terms and conditions (the “Tranche C Term Loan”), and a term loan advance available upon the mutual consent of the Lenders and subject to certain terms and conditions in an aggregate principal amount of up to $50.0 million (the “Tranche D Term Loan”), pursuant to a credit agreement and guaranty, dated as of the Effective Date (the “Credit Agreement”), with Oaktree Fund Administration, LLC, a Delaware limited liability company, as administrative agent (in such capacity, the “Agent”), and certain funds managed by each of Oaktree Capital Management, L.P. (“Oaktree”) party thereto (collectively, the “Lenders”). A portion of the proceeds of the Tranche A Term Loan was used by the Company on the Effective Date to repay in full the existing outstanding indebtedness owed by the Company to the noteholders under an indenture with U.S. Bank Trust Company, National Association (the “Indenture”). The remaining proceeds of the Tranche A Term Loan and proceeds of any additional tranches drawn will be used for general corporate and working capital purposes.
The Tranche B Term Loan may be borrowed by the Company, subject to customary terms and conditions, after the date the Company receives marketing approval from the United States Food and Drug Administration for its New Drug Application for Anaphylm™ (the “FDA Approval”) provided that such approval is received prior to June 30, 2027. The Tranche C Term Loan will be available, subject to customary terms and conditions (including the prior borrowing of the Tranche B Term Loan), during the period commencing following the date the Agent receives certification of the Company’s achievement of a specified net sales milestone by December 31, 2027. The Tranche D Term Loan will be made available upon the mutual consent of the Lenders and the Company.
The Company is required to maintain a minimum amount of unrestricted cash and/or permitted cash equivalent investments in controlled accounts, free and clear of all liens (subject to customary exclusions) equal to (a) $27,500,000 prior to the funding of the Tranche B Term Loan and (b) $15,000,000 after the funding of the Tranche B Term Loans. This amount may be further reduced on a dollar-for-dollar basis in an amount equal to prepayments required by the Agent if the Company fails to receive FDA Approval by December 31, 2027. In addition the Company is required to maintain a minimum amount of net sales (“Minimum Net Sales Covenant”) in the amounts agreed to and specified on the schedules to the Credit Agreement, which is tested only after the making of the Tranche B Term Loan. The Minimum Net Sales Covenant is not tested when (x) cash and/or permitted cash equivalent investments in controlled accounts, free and clear of all liens (subject to customary exclusions) is greater than 1.50x the outstanding principal of the Term Loans and (y) the market capitalization as of the last trading day of the applicable fiscal quarter is at least $500,000,000.
Each advance under the Credit Agreement accrues interest at a per annum rate equal to the three-month SOFR (with a floor of 2.75%) plus 6.25%, which interest rate will be reduced permanently by a per annum percentage equal to 0.25% with respect to the Tranche B Term Loans. The Company has the option during the first two years of the Term Loan to pay up to 200 basis points of interest thereon in kind. The Term Loan provides for interest-only payments on a quarterly basis until maturity. During the existence of an event of default, the applicable interest rate shall increase by 2.00% per annum (i) automatically during a payment or bankruptcy event of default or (ii) upon the request of the Majority Lenders (as defined in the Credit Agreement) during any other event of default. Amounts outstanding during an event of default are due upon demand from the Administrative Agent or the Majority Lenders.
Upon any repayment (whether at maturity, upon acceleration or by prepayment or otherwise), the Company shall pay an exit fee to the Lenders ranging from 1.00% to 2.00% depending on the date of such repayment (the “Exit Fee”). The Exit Fee is subject to a reduction specified in the Credit Agreement (x) if the Company achieves a specified net sales milestone by June 30, 2029 or if a payment is mandatory as a result of the Company failing to receive FDA Approval by December 31, 2027 or (y) if the applicable repayment is made in connection with a change of control on or prior to the second anniversary of the Effective Date.
The Company may voluntarily prepay the Term Loan in full or in part provided that the Company pays on the date of such prepayment (a) all outstanding principal to be prepaid plus accrued and unpaid interest, (b) a yield protection premium, which, (i) prior to and including the first anniversary of the Effective Date, includes a make-whole fee (as calculated in the Credit Agreement) with respect to the interest that would have accrued on the aggregate principal amount of the Term Loans so prepaid up to (but not including) the first anniversary of the Effective Date and (ii) after the first anniversary of the Effective Date, a premium ranging from 5.00% to 1.00% depending on the date of such repayment (the “Prepayment Premium”). The Prepayment Premium is subject to a reduction specified in the Credit Agreement (x) if the Company achieves a specified net sales milestone by June 30, 2029 or if a payment is mandatory as a result of the Company failing to receive FDA Approval by December 31, 2027 or (y) if the applicable prepayment is made in connection with a change of control on or prior to the second anniversary of the Effective Date. The Prepayment Premium shall be 0% if paid after the fourth anniversary of the Effective Date.
The Company is required to maintain a minimum amount of unrestricted cash and/or permitted cash equivalent investments in controlled accounts, as set forth in the Credit Agreement, which amount lowers after the funding of the Tranche B Term Loans and if FDA approval is not received by December 31, 2027. In addition the Company is required to achieve a minimum amount of net sales (“Minimum Net Sales Covenant”) in the amounts agreed to and specified on the schedules to the Credit Agreement, which is tested only after the making of the Tranche B Term Loan. The Minimum Net Sales Covenant is not tested if the Company maintains specified cash levels or if it achieves a specified the market capitalization.
The Term Loan will be secured by a lien set forth in a security agreement (the “Security Agreement”) on substantially all of the assets of the Company, including intellectual property, subject to the rights of the Purchaser under the purchase and sale agreement dated August 13, 2025, as amended (the “Purchase Agreement”) with funds managed by RTW Investments LP (the “Purchaser”), and other customary exclusions and exceptions. The Company, the Agent and the Purchaser have entered into an intercreditor agreement governing the relative rights and priorities of the Lenders and the Purchaser with respect to the collateral and other assets of the Company, including with respect to liens, enforcement actions, and the application of proceeds.
The Credit Agreement contains customary representations and warranties, covenants and events of default, including two financial covenants: (i) commencing on the Effective Date, the Company is required to maintain certain levels of cash and cash equivalents and (ii) commencing with the later of (x) the first full fiscal quarter ending after the funding of the Tranche B Term Loan and (y) the four fiscal quarter period of the Company ending on December 31, 2027, the Company is required to maintain specified quarterly trailing twelve-month net sales from the sale of Anaphylm and other products developed for the treatment of type I allergic reactions in the United States; provided that such net sales covenant will be waived at any time (x) the Company’s balance of unrestricted cash (subject to certain permitted liens) and cash equivalents on the last business day of the applicable fiscal quarter is equal to or greater than 150% of the aggregate principal amount of outstanding Term Loans on such date or (y) the 30-day average of the Company’s market capitalization as of the last trading day of such fiscal quarter is at least $500 million. As contemplated above, the Company may be required, at the option of the Lenders, to pay down a portion of the loan balance if Anaphylm has not been approved by the FDA by December 31, 2027. The Credit Agreement also contains other customary provisions, such as expense reimbursement, as well as indemnification rights for the benefit of the Agent and the Lenders.
The Company agreed to issue warrants to the Lenders as more fully-described in Item 3.02 below.
The descriptions of the Credit Agreement and the Security Agreement contained herein are qualified in their entirety by reference to the those documents, which will be filed in a subsequent report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 1.02	Termination of a Material Definitive Agreement.
In connection with the entry into the Credit Agreement, on the Initial Funding Date, the Company will be obligated to repay in full all outstanding indebtedness and terminate all commitments under the Indenture, the material terms of which have been disclosed previously. The aggregate principal amount of the notes outstanding under the Indenture is $45.0 million as of the Effective Date. The security interests in the Company’s assets under the Indenture will be terminated in connection with the discharge of the indebtedness thereunder. The Company did not incur any penalties, but did incur a prepayment fee and a final payment fee, as a result of the foregoing.

Item 2.02	Results of Operations and Financial Condition.
On May 13, 2026, Aquestive Therapeutics, Inc. (the “Company”) issued a press release announcing its reported financial results for the first quarter ended March 31, 2026 and provided an update on recent developments in its business. A copy of the Company’s press release and the attached financial schedules are attached as Exhibit 99.1 to this Current Report On Form 8-K and incorporated in this Item 2.02 by reference.
The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of, or otherwise subject to the liabilities of Section 18 of the Exchange Act,nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The information required by this Item 2.03 relating to the Credit Agreement is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.
In connection with entering into the Credit Agreement, the Company entered into a warrant issuance agreement (the “Warrant Issuance Agreement”) pursuant to which the Company agreed to issue warrants (the “Warrants”) to purchase shares of its common stock (the “Warrant Shares”) in amounts equal to (i) (x) 1.75% of the aggregate principal amount of the Tranche A Term Loan (y) divided by the volume weighted average price for the 30 trading days prior to the Effective Date (the “Tranche A VWAP”) and (ii) for the Tranche B and Tranche C draw-downs, (x) 1.75% of the aggregate principal amount of the drawn-down tranche (y) divided by the lower of the (1) the Tranche A VWAP and (2) the VWAP for the 30 days prior to the funding of such tranche (the “Subsequent Tranche VWAP”). The exercise price of the warrants will be the Tranche A VWAP for the Tranche A Warrants and the lower of (1) the Tranche A VWAP for the Tranche A Warrants and (2) the Subsequent Tranche VWAP for the subsequent tranche draw-downs, and the warrants will have a term of five years from their initial issuance. The Company has agreed to register the Warrant Shares on the terms set forth in the Warrant Issuance Agreement.
The Warrants and the Warrant Shares issuable upon exercise thereof were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering. The descriptions of the Warrant Issuance Agreement and the Warrant contained herein are qualified in their entirety by reference to the those documents, which will be filed in a subsequent report under the Exchange Act.

Item 7.01	Regulation FD Disclosure.
On May 12, 2026, the Company issued a Press Release announcing the refinancing of its existing debt facility with a new $150 million debt facility with funds managed by Oaktree, as described above. A copy of the press release is attached as Exhibit 99.2 to the Current Report and incorporated in this item 7.01 by reference.
The Company is furnishing this Current Report on Form 8-K in connection with the disclosure of information, in the form of a investor presentation, to be given at meetings with institutional investors, analysts and others. This information may be amended or updated at any time and from time to time through another Current Report on Form 8-K, a later Company filing or other means. A copy of the Company’s investor presentation is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference. The investor presentation is available on the Events and Presentations page in the Investors section of the Company’s website located at www.aquestive.com, although the Company reserves the right to discontinue that availability at any time.
The information in this Item 7.01 (including Exhibits 99.2 and 99.3) shall not be deemed to be “filed” for purposes of, or otherwise subject to the liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 13, 2026, announcing the Company’s reported financial results for the first quarter ended March 31, 2026 and providing an update on recent developments in its business.
99.2	Aquestive Therapeutics, Inc. press release dated May 12, 2026.
99.3	Aquestive Therapeutics, Inc. Q1 Earnings Supplemental Materials dated May 13, 2026.
104	Cover Page Interaction Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2026	Aquestive Therapeutics, Inc.

	By:	/s/ A. Ernest Toth, Jr
Name: A. Ernest Toth, Jr.
Title: Chief Financial Officer